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                                                                   Exhibit 10.12

                            MODEM MEDIA ADVERTISING
                              LIMITED PARTNERSHIP

                                1996 OPTION PLAN

     The purpose of this 1996 Option Plan (the "Plan") of Modem Media Advertising Limited Partnership, a Connecticut limited partnership (the "Company"), is to provide officers, directors, key employees and consultants of the Company with an opportunity to own units of limited partnership interest in the Company issueable pursuant to the Company's Limited-Partnership Agreement ("Units"). Upon exercise of an Option granted under the Plan and execution of the Company's Limited Partnership Agreement by the Optionholder, such Optionholder will become a Limited Partner in the Company, subject to and in accordance with the terms of the Company's Limited Partnership Agreement.


                                   Article I
                                  Definitions

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Company's Limited Partnership Agreement. The following defined terms shall have the following meanings:

     "Change in Control" means any Successor Company, other than Modem Media,
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Inc., a Connecticut corporation, becoming, subsequent to the adoption of this
Plan, directly or indirectly, (a) the sole general partner of the Company, (b) the beneficial owner of securities of the Company and/or securities of Modem Media, Inc. entitling such Successor Company to 50% or more of the net income of the Company, or (c) the purchaser of all or substantially all of the Company's assets.

     "Compensation Committee" means a committee compromised of Gerald M.
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O'Connell, Douglas C. Ahlers and Robert C. Allen, and/or such other substitute or additional members as may be appointed by the General Partner of the Company at any time.

     "Limited Partnership Agreement" means the Company's First Amended and
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Restated Agreement of Limited Partnership, as the same may be amended, supplemented or modified from time to time.

     "Optionholder" means the holder of an Option issued under this Plan.
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     "Option" means an option, issued under this Plan, to purchase Units in the
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Company.
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     "Permitted Transferee" means a person who is (a) a member of an
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Optionholder's immediate family (i.e., a spouse, parent, child (including an adopted child) or grandchild of that individual); (b) a partnership of which each partner is a person referred to in clause (a); (c) a trust of which each beneficiary is a person referred to in clause (a) or (d) a trust in which each beneficiary as to the payment of principal is a person referred to in clause
(a); and (d) each beneficiary as to the payment of income is a person referred to in clause (a).

     "Person" shall have the meaning set forth in Section 2 (2) of the
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Securities Act of 1933, as amended.

     "Plan Termination Date" means the earliest to occur of (a) September 30,
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2006, or (b) the liquidation of the Company.

     "Successor Company" means any corporation of other Person or entity that,
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directly or indirectly, succeeds to the ownership of or effective control over the business and assets of the Company, whether by merger, consolidation, exchange, sale of assets, contribution of assets, acquisition of stock or partnership interests, or otherwise.

     "Successor Company Shares" means the shares of common stock or other equity
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interests of any Successor Company.

     "Termination" means termination of an Optionholder's employment with the
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Company or its subsidiaries, whether voluntary or involuntary, including, without limitation, termination upon death, Permanent Disability or retirement.

     "Unit" shall have the meaning assigned in the Company's Limited Partnership
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Agreement.


                                   ARTICLE II
                                 ADMINISTRATION

     The Plan shall be administered by both the board of directors of Modem Media, Inc. and the Compensation Committee, both of which shall have a full power and authority to interpret the provisions of the Plan and to resolve any and all questions arising under the Plan, and to render decisions which shall be final and binding, absent manifest error, on all participants in the Plan.

                                  ARTICLE III
                                GRANT OF OPTIONS

     3.1. Grant of Options.  The board of directors of Modem Media, Inc. and the
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Compensation Committee each may grant to officers, directors, employees and consultants of the Company (and any subsidiaries of the Company) Options to purchase Units, and such grant may be based upon past, present or anticipated service or
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performance of such officer, director, employee or consultant or upon any other criterion that is relevant. Options shall have such terms and conditions (including terms and conditions relating to the exercise price (the "Exercise Price")), as may be specified by the board of directors of Modem Media, Inc. or the Compensation Committee. Each Option shall be fully vested as of the date of grant thereof.

     3.2  Number of Units Available for Grant.  Options to purchase up to 30
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Units, subject to adjustment in accordance with Section 6.3 of this Plan, may be granted under this Plan. As of the date of adoption of this Plan, 100 Units in the Company have been issued and are outstanding.


                                   ARTICLE IV
                                    EXERCISE

     4.1  Manner of Exercise.  Each Option shall be exercisable upon written
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notice (an "Option Exercise Notice") to the Company, which Option Exercise
Notice shall be effective immediately upon delivery except that no Option shall be exercisable other than in manner which complies with all applicable requirements of law. The Option Exercise Notice shall specify the date thereof, and the number of Units with respect to the Option that is being exercised, and shall be accompanied by (a) check payable to the Company, or other form of payment authorized under this Plan or acceptable to the Company, in an amount equal to the applicable Exercise Price and (b) any and all documents required under the Limited Partnership Agreement as a condition of the admission of the Optionholder as a Limited Partner in the Company. Except as otherwise provided in Section 6.3 or 6.8, no adjustment shall be made to the Exercise Price on account of distributions or other rights occurring or having effect prior to the date of the Option Exercise Notice. Upon such Optionholder's payment of the Exercise Price and (if applicable) admission as a Limited Partner in the Company, the Optionholder shall be treated as having made a capital contribution to the Company in an amount equal to such exercise Price and shall not be required to make any additional capital contribution to the Company with respect to the Units thereby purchased. Unless otherwise expressly stated in the Option, each Option must be exercised in its entirety, if exercised at all, and may not be exercised in part.

     4.2  Expiration.  An Option that has not been exercised pursuant to Section
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4.1 hereof shall automatically and without notice terminate and become null and void upon the earlier of (a) the Plan Termination Date, or (b) expiration of the Option pursuant to Section 5.2.

     4.3  Withholding.  The Company shall be entitled to require, as condition
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to the issuance of any Units or Successor Company Shares purchasable pursuant to an Option, that the Optionholder remit prior to exercise of such Option, or that in appropriate cases the Optionholder agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax requirements imposed on the Company as a result of the exercise of such Option.
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     4.4  Certificates.  Options granted hereunder shall be evidenced by a
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certificate (an "Option Certificate") substantially in the form of Exhibit A hereto. Each Optionholder who accepts an Option (and agrees to be bound by this Plan) must signify such acceptance by signing the Option Certificate.


                                   ARTICLE V
                       TRANSFER RESTRICTIONS; REPURCHASE

     5.1  Restrictions on Transfer.  Options shall not be transferable in whole
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or in part, other than (a) in a manner which complies with all applicable requirements of law and (b) either (i) by wills or by the laws of descent and
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distribution, (ii) to a Permitted Transferee, or (iii) as specifically permitted under this Article V. Upon any such transfer, the transferee shall execute such documents as the Company may reasonably require in connection therewith (including, in the case of a transfer pursuant to clause (a) or (b) of this
Section 5.1, an acknowledgement that such transferee agrees to be bound by the terms of the Plan). For a period of two years following the date of issuance of any Option pursuant to this Plan, Units or Successor Company Shares purchased pursuant to such Option shall not be transferable in whole or in part without prior written consent of the Company, other than (a) in the manner which complies with all applicable requirements of law and (b) either (i) by will or
                                                 ---
by the laws of descent and distribution, (ii) to a Permitted Transferee. The Company shall have no obligation whatsoever to provide such consent. Each Optionholder agrees to enter into lock-up agreements reasonably requested by underwriters in connection with any public offering of Units or other securities purchasable pursuant to Options.

     5.2  Repurchase on Termination.  During the 90-day period following the
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Termination of an Optionholder, the Company shall have the right to deliver a notice of repurchase (a "Repurchase Notice") to such Optionholder (or his estate or legal representative, as the case may be). Upon any date specified by the Company in the Repurchase Notice (not later that the 90th day following the date of such Repurchase Notice), the Company shall purchase, and the Optionholder shall sell, all Options held by such Optionholder for a purchase price equal to the full fair market value of all unexpired and unexercised Options held by such Optionholder (determined, by either the board of directors of Modem Media, Inc. or the Compensation Committee, as of the date of such Repurchase Notice), less applicable withholding.


                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1  Governing Law.  The Plan shall be governed by and construed in
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accordance with the laws of the State of Connecticut.

     6.2  Term.  This Plan, and all Options issued pursuant to this Plan, will
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expire on the Plan Termination Date.
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     6.3  Adjustments.  In the event that the Units shall be changed into or
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exchanged for a different number or kind of equity interests of the Company
(whether by reason of merger, consolidation, exchange, recapitilazation, reclassification, split, combination of interests or otherwise), or if the number of such Units shall be increased through the distribution of additional Units in respect of each outstanding Unit, then there shall be substituted for or added to each Unit available under the Plan and each Unit subject to an Option, the number and kind of Units or other Company securities into which each outstanding Unit shall be so changed or for which each such Unit shall be entitled, as the case may be. In the event there shall be any other change in the number or kinds of Units, or any other Company securities into which the Units shall have been changed or for which the Units shall have been exchanged, then if either the board of directors of Modem Media, Inc. or the Compensation Committee shall determine that such change equitably requires an adjustment in the Units or other Company securities available under the Plan or subject to Options, such adjustments shall be made in accordance with such determination.

     6.4  Confidentiality.  The Company may from time to time deliver to the
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Optionholders financial information regarding the Company.  Each Optionholder shall hold all such information confidential and not disclose it to any third party without the consent of the Company.

     6.5. Limited Partnership Agreement.  The Optionholders acknowledge and
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agree that certain provisions of the Limited Partnership Agreement are for the benefit of the Optionholders, and that the Limited Partnership Agreement may be amended in the manner provided therein.

     6.6  Amendment of Plan.  The board of directors of Modem Media, Inc. may
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make such amendments to the Plan as it shall deem advisable.  Except in the case of any amendment required under law or to reasonably required to ensure compliance with applicable law, no amendment shall in any way adversely affect any Options previously granted by the Company and accepted by the Optionholder without the consent of the Optionholders thereby adversely affected.

     6.7 Notice. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid and addressed (i) in the case of the Company, to 228 Saugatuck Avenue, Westport, CT 06880 and (ii) in the case of an Optionholder, to such Optionholder's address as set forth on the books and records of the Company.

     6.8  Assumption by Successor Company.  In the event of a Change in Control,
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each Option shall automatically entitle the Optionholder to purchase, in lieu of
Units otherwise purchasable pursuant to such Option, for an amount equal to the Exercise
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Price of such Option, Successor Company Shares having a fair market value
(determined as of the date immediately prior to the date on which such Successor Company became the Successor Company) not less than the excess of the fair market value of the Units purchasable pursuant to such Option (determined as of the date immediately prior to date on which such Successor Company became the Successor Company) over the Exercise Price of such Option. The preceding sentence shall not apply, however, if in connection with the Change in Control the Successor Company offers in exchange for each outstanding Option an option to purchase Successor Company Shares (a) having a value (as of the date of issuance of Successor Company option) not less than the fair market value of the Units purchasable pursuant to the Option (as of such date), and (b) on terms and conditions substantially similar to the terms and conditions of the Option exchanged therefor except that the terms of such Successor Company option may include provisions reasonably designed to prevent application of Section 280G of the Internal Revenue Code to the Successor Company as a result of any exercise of such Successor Company option. The difference between the exercise price of options issued by the Successor Company in exchange for Options granted under the Plan and the fair market value of the Successor Company Shares on the date of such issuance shall be not less than the difference between the Exercise
Price of such Options and the fair market value of the Units purchasable pursuant to such Options immediately prior to the date on which such Successor Company became the Successor Company. In the event that the Company enters into an agreement (or series of agreements) which are intended to effectuate a Change in Control, any Units purchased pursuant to an Optionholder's exercise of an Option during the time period between the signing and closing of such agreement(s) shall, to the extent possible, be treated for purposes of such agreement(s) in the same manner as the Option would have been treated for purposes of such agreement(s) in the same manner as the Option would have been treated if such exercise had not occurred.

     6.9 Registration of Units, Etc. The Company hereby agrees that if the Company shall hereafter become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall undertake the registration of the Units purchasable pursuant to Options, under the Securities Act of 1933, as amended, pursuant to Form S-8 or any successor form.

     6.10 No Guarantee of Employment. This Plan shall not confer upon any Optionholder any right with respect to continuing the Optionholder's employment or other relationship with the Company, nor shall this Plan interfere in any way with the Company's right to terminate such relationship at any time.

     6.11 Tax Treatment. The Options granted under this Plan may be granted at an Exercise Price substantially less than the fair market value of Units purchasable pursuant to such Options. Each Optionholder is advised to consult a tax advisor regarding the federal, state and local tax consequences of the receipt, exercise and/or transfer of any Option or any Units purchasable pursuant thereto.
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       AMENDMENT NO. 1 TO THE MODEM MEDIA ADVERTISING LIMITED PARTNERSHIP
                                1996 OPTION PLAN

                         Effective as of July 16, 1999

     In accordance of Section 6.6 of the Modem Media Advertising Limited Partnership 1996 Option Plan (the "Plan") and by the order of the Compensation Committee of the Board of Directors of Modem Media . Poppe Tyson, Inc., the successor in interest to Modem Media Advertising Limited Partnership, Section
4.1 and Section 6.7 of the Plan are hereby amended to read in their entirety as follows:


4.1  Manner of Exercise.  Each Option shall be exercisable upon written notice
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(an "Option Exercise Notice") to the Company, which Option Exercise Notice shall be effective immediately upon delivery except that no Option shall be exercisable other than in manner which complies with all applicable requirements of law. The Option Exercise Notice shall specify the date thereof, and the number of Units with respect to the Option that is being exercised, and shall be accompanied by (a) check payable to the Company, or other form of payment authorized under this Plan or acceptable to the Company, in an amount equal to the applicable Exercise Price and (b) any and all documents required under the Limited Partnership Agreement as a condition of the admission of the Optionholder as a Limited Partner in the Company. Except as otherwise provided in Section 6.3 or 6.8, no adjustment shall be made to the Exercise Price on account of distributions or other rights occurring or having effect prior to the date of the Option Exercise Notice. Upon such Optionholder's payment of the Exercise Price and (if applicable) admission as a Limited Partner in the Company, the Optionholder shall be treated as having made a capital contribution to the Company in an amount equal to such exercise Price and shall not be required to make any additional capital contribution to the Company with respect to the Units thereby purchased. Unless otherwise expressly stated in the Option, each Option must be exercised in its entirety, if exercised at all, and may not be exercised only in part; provided, however, beginning August 4, 1999, such Option may be exercised in whole or in part.


6.7  Notice.  Notices hereunder shall be given only by personal delivery,
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registered or certified mail, return receipt requested, overnight courier service, or telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid and addressed (i) in the case of the Company, to 230 East Avenue, Norwalk, CT 06855 and (ii) in the case of an Optionholder, to such Optionholder's address as set forth on the books and records of the Company.